                                                                    EXHIBIT 4.26

                             CLASS A-1 CERTIFICATE


REGISTERED                                                          $275,599,000
                                                   Fractional Undivided Interest
No. R - 1
                                                             CUSIP NO. 909317AR0


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.05 AND 3.06 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.

     EITHER: (A) THE HOLDER IS NOT ACQUIRING THIS CERTIFICATE OR AN INTEREST HEREIN WITH PLAN ASSETS OF ANY PLAN OR AN INDIVIDUAL RETIREMENT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"); OR (B) THE HOLDER'S PURCHASE AND HOLDING OF THIS CERTIFICATE OR AN INTEREST HEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF SECTION 406(A) OF ERISA AND SECTION 4975 OF THE CODE BY AN ADMINISTRATIVE CLASS PROHIBITED TRANSACTION EXEMPTION GRANTED BY THE DEPARTMENT OF LABOR.

             UNITED AIRLINES 2000-1A-1 ENHANCED PASS THROUGH TRUST

                     UNITED AIRLINES ENHANCED PASS THROUGH
                         CERTIFICATE, SERIES 2000-1A-1

           Final Expected Regular Distribution Date: January 1, 2014

evidencing a fractional undivided interest in a trust, the property of which includes certain equipment notes each secured by an Aircraft owned by or leased to United Air Lines, Inc. and a promissory note issued by AFE Trust ("AFE Note").

          THIS CERTIFIES THAT CEDE & CO., for value received, is the registered owner of a TWO HUNDRED SEVENTY-FIVE MILLION, FIVE HUNDRED NINETY-NINE THOUSAND DOLLARS ($275,599,000) Fractional Undivided Interest in the United Airlines 2000-1A-1 Pass Through Trust (the "Trust") created by State Street Bank and
                                   -----
Trust Company of Connecticut, National Association, as trustee (the "Trustee")
                                                                     -------
pursuant to a Pass Through Trust Agreement, dated as of July 31, 2000 (the "Basic Agreement"), as supplemented by Trust Supplement No. 2000-1A-1
 ---------------
(collectively, the "Agreement") between the Trustee and United Air Lines, Inc.,
                    ---------
a Delaware corporation (the "Company"), a summary of certain of the pertinent
                             -------
provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "United Airlines Enhanced Pass Through Certificates, Series 2000-1A-1" (the "Certificates"). This Certificate is issued under and is subject to
            ------------
the terms, provisions and conditions of the Agreement.

          By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement, the Intercreditor Agreement and the Note Purchase Agreements. The property of the Trust includes (i) certain Equipment Notes, the AFE Note and all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the related Escrow Account, the related Certificate Account and the related Special Payments Account, (iii) all rights of such Trust and the Trustee, on behalf of such Trust, under the Intercreditor Agreement and the Note Purchase Agreements, including all rights to receive certain payments thereunder and all monies paid to such Trustee on behalf of such Trust pursuant to the Intercreditor Agreement and the Note Purchase Agreements and (iv) all monies receivable by the Subordination Agent under the Liquidity Facility for the Trust (the "Trust
                                                                     -----
Property").  Each issue of the Trust Owned Notes is secured directly or
--------
indirectly by, among other things, a security interest in the Aircraft leased to or owned by the Company.

          The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any assets or property of any trust of another class.

          Interest applicable to this Certificate will be payable at a rate equal to 7.783%.

          Subject to and in accordance with the terms of the Agreement, the Intercreditor Agreement and the Note Purchase Agreements, from and to the extent of funds then available to the Trustee, there shall be distributed on each January 1 and July 1 (a "Regular Distribution Date"), commencing on January 1,
                         -------------------------
2001, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding such Regular Distribution Date, an amount in respect of the Scheduled Payments on the Trust Owned Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, the Intercreditor Agreement and the Note Purchase Agreements, if Special Payments on the Trust Owned Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Trust Owned Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the next Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate..

          Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

          THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER OF THIS CERTIFICATE UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Reference is hereby made to the further provisions of this Certificate set forth in the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Certificate to be duly executed.


                                    UNITED AIRLINES 2000-1A-1
                                    PASS THROUGH TRUST

                                    By:  STATE STREET BANK
                                    AND TRUST COMPANY OF
                                    CONNECTICUT, NATIONAL
                                    ASSOCIATION,
                                    not in its individual capacity but
                                    solely as Trustee


Dated: __________________           By:___________________________________
                                       Name:______________________________
                                       Title:_____________________________

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Certificates referred to in the within-mentioned Trust Agreement.


State Street Bank and Trust Company     State Street Bank and Trust Company of
of Connecticut, National Association,   Connecticut, National Association, not
as Trustee                              in its not in its individual capacity
                                        but solely individual capacity but
                                        solely as Trustee


By:____________________________         By:________________________________
                                                       Authenticating Agent

                                        By:________________________________

                           [REVERSE OF CERTIFICATE]

          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any of their Affiliates. The Certificates are limited in right or payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it shall look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Cumulative Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, at its Corporate Trust Office, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust shall be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Trustee shall require payment by the Certificateholder of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                            FORM OF TRANSFER NOTICE


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


________________________________________________________________________________
please print or typewrite name and address including zip code of assignee


________________________________________________________________________________
the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________________________________________
attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.



Date:                                   [Name of Transferor]

                                        ______________________________

                                        NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee:___________________